EXHIBIT  99.1

                             GRANT PARK FUTURES FUND

                   GRANT PARK WEEKLY PERFORMANCE STATISTICS *
                                    10/21/05

                       WEEKLY ROR             MTD ROR                  YTD ROR

CLASS A UNITS            -1.06%                -4.84%                   -7.43%
CLASS B UNITS            -1.08%                -4.89%                   -8.13%

* Subject to independent verification

             WEEKLY COMMENTARY FOR THE WEEK ENDED OCTOBER 21, 2005

The Grant Park Futures Fund sustained trading losses over the previous week. Setbacks came mainly from positions in the stock index, interest rate and energy sectors. Positions in the currency sector accounted for the majority of gains.

Long positions in the stock indices lost ground as a rise in U.S. producer prices had investors worried that short-term U.S. interest rates may continue to head higher. The Producer Price Index for September was 1.9% higher than the previous month while economists had expected a 1.1% rise in prices during the period. Long positions in foreign indices sustained the largest losses, as investors worried that higher rates in the U.S. might reduce demand for foreign products. The German DAX, Paris CAC and Tokyo Nikkei all settled lower for the week, as did the London FTSE-100 and Hong Kong Hang Seng.

Data suggesting strong foreign demand for U.S. dollar-denominated securities resulted in losses for short positions in the interest rate sector. The Treasury International Capital release, a report which monitors the flow of financial instruments into and out of the United States, recorded a $91 billion net-inflow during the month of August. Analysts said that traders were optimistic that foreign investment in U.S. securities would be more than enough to finance the $59 billion current account deficit for August. Traders did not expect the purchases to be quite so high. This news sent prices for fixed income products higher for the week, resulting in losses for short positions. Short positions in the Eurodollar contract on the Chicago Mercantile Exchange also lost ground as the short-term interest rate instrument closed higher for the week. Short positions in the foreign products also incurred setbacks as prices for Japanese government bonds, Australian bank bills and Euro bunds were stronger for the week.

Long positions in the energy complex lost ground as prices fell on speculation concerning the path of Hurricane Wilma. Early forecasts had called for the storm to head toward the center of U.S. refinery operations in the Gulf of Mexico. Reports on Tuesday that the storm had veered east towards the coast of Florida caused investors to sell crude products on speculation that refinery operations would be spared. Long positions in the refined products sustained the largest losses as the price of unleaded gasoline fell 10.87 cents to close the week at $1.6399 per gallon. Natural gas settled at $13.167 per Btu, 58.5 cents lower than last week's close while heating oil was off 8.35 cents at $1.8665 per gallon. Crude oil and gas oil markets also sustained losses.


              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                        IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                           OFFERING BY PROSPECTUS ONLY


[LOGO]                                          555 West Jackson Blvd, Suite 600
Dearborn Capital Management, LLC                              Chicago, IL  60661
                                                (312) 756-4450  o (800) 217-7955
                                                            o FAX (312) 756-4452
                                             Performance Hotline: (866) 516-1574
                                                website: www.dearborncapital.com
                                               e-mail: funds@dearborncapital.com

Finally, short positions in the currency markets reported profits as the U.S. dollar rallied against most of its major trading partners. Investors bought the dollar on the aforementioned Producer Prices data. Short positions in the euro, Swiss franc and Japanese yen profited as investors bought the greenback, reasoning that the stronger-than-expected data on prices could mean that the Federal Reserve Bank may have to continue to increase short-term U.S. interest rates. Long positions in the dollar index in New York also benefited as that contract settled stronger for the week.
































              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                        IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                           OFFERING BY PROSPECTUS ONLY


[LOGO]                                          555 West Jackson Blvd, Suite 600
Dearborn Capital Management, LLC                              Chicago, IL  60661
                                                (312) 756-4450  o (800) 217-7955
                                                            o FAX (312) 756-4452
                                             Performance Hotline: (866) 516-1574
                                                website: www.dearborncapital.com
                                               e-mail: funds@dearborncapital.com